ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Eagle SmallCap Equity Fund
Security: Skulcandy, Inc.
Date of Purchase: 07/21/2011
Amount of Purchase: $848,000.00
Purchase price: $20.00
Purchased from: Bank of America Merrill Lynch
Affiliated Underwriter: Raymond James

Fund: JNL/Eagle SmallCap Equity Fund
Security: Dunkin Brands Group
Date of Purchase: 07/27/2011
Amount of Purchase: $134,425.00
Purchase price: $19.00
Purchased from: Barclays
Affiliated Underwriter: Raymond James

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Hewlett-Packard Co
Date of Purchase: 09/13/2011
Amount of Purchase: $1,675,000.00
Purchase price: $99.784
Purchased from: BCI
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: United Mexican States
Date of Purchase: 09/13/2011
Amount of Purchase: $600,000.00
Purchase price: $94.276
Purchased from: CSSEL
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: Dunkin' Brands Group, Inc
/Date of Purchase: 07/27/2011
Amount of Purchase: $7,491,700.00
Purchase price: $19.00
Purchased from: Barclays Bank PLC
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan U.S. Government & Quality Bond Fund
Security: Occidental Petroleum Corporation
Date of Purchase: 08/15/2011
Amount of Purchase: $1,896,138.00
Purchase price: $98.093
Purchased from: Citigroup Global Markets Holdings, Inc.
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan U.S. Government & Quality Bond Fund
Security: PNC Funding Corp
Date of Purchase: 09/14/2011
Amount of Purchase: $1,398,306.00
Purchase price: $101.00
Purchased from: Merrill Lynch Pierce
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Nordstrom Inc
Date of Purchase: 10/5/2011
Amount of Purchase: $1,050,000.00
Purchase price: $99.828
Purchased from: WACH
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Verizon Communications
Date of Purchase: 10/27/2011
Amount of Purchase: $2,125,000.00
Purchase price: $99.208
Purchased from: FB
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Amgen Inc
Date of Purchase: 11/7/2011
Amount of Purchase: $2,725,000.00
Purchase price: $99.720
Purchased from: Bank of America
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: Laredo Petroleum Holdings Inc
Date of Purchase: 12/14/2011
Amount of Purchase: $1,186,600.00
Purchase price: $17.00
Purchased from: Goldman Sachs & Co
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: Michael Kors Holding Ltd
Date of Purchase: 12/14/2011
Amount of Purchase: $1,680,000.00
Purchase price: $20.00
Purchased from: Morgan Stanley and Company
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: Zynga Inc
Date of Purchase: 12/15/2011
Amount of Purchase: $1,811,000.00
Purchase price: $10.00
Purchased from: Morgan Stanley and Company
Affiliated Underwriter: J.P. Morgan Chase & Co.

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.